UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2010
HYPERCOM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification
Incorporation)	Number)	Number)
8888 East Raintree Drive, Suite 300, Scottsdale, Arizona, 85260
(Address of principal executive offices, with zip code)
480-642-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-4.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5

Item 1.01	Entry into a Material Definitive Agreement.
     On September 29, 2010, the Board of Directors of Hypercom Corporation, a Delaware corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The dividend is payable on October 11, 2010 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a price of $25.02 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of September 29, 2010, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).
Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with the Summary of Rights attached thereto. Any existing beneficial owner of 15% or more of the outstanding Common Stock as of the date of the Rights Agreement will not be deemed an “Acquiring Person” unless and until such owner, after the date of the Rights Agreement, becomes the beneficial owner of additional shares representing 1% of the then outstanding Common Stock.
     The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
     The Rights are not exercisable until the Distribution Date. The Rights will expire on September 29, 2015 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.
     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).
     The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.
     Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $1,000 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.
     Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.
     In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.
     At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the

Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.
     At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
     For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.
     Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
     The issuance of the Rights is not taxable to the Company or to stockholders under presently existing federal income tax law, and will not change the way in which stockholders can presently trade the Company’s shares of Common Stock. If the Rights should become exercisable, stockholders, depending on then existing circumstances, may recognize taxable income.
     The Rights have certain anti-takeover effects. Under certain circumstances the Rights could cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company’s Board of Directors. However, the Rights should not interfere with any merger or other business combination approved by the Board.
     The form of Rights Agreement between the Company and Computershare Trust Company, N.A. as Rights Agent (including as Exhibit A the form of Certificate of Designation of the Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock of Hypercom Corporation) and the Company’s press release dated September 30, 2010, are attached hereto as Exhibit 4.1, and Exhibit 99.1, respectively, and incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 28, 2010, the Board of Directors of the Company voted to (i) increase the number of directors constituting the Board of Directors of the Company from 7 to 8 and (ii) appoint Mr. Tom Ludwig to the Company’s Board of Directors as a Class I Director effective immediately, to serve until the Company’s 2012 Annual Meeting of Stockholders, which classification is required by Article IV, Section 4.02 of the Company’s bylaws. Initially, Mr. Ludwig will not serve on any committees of the Board. Mr. Ludwig was nominated to the Board of Directors by Francisco Partners, II, L.P. (“FP II”), and appointed to the Company’s Board of Directors in accordance with the terms of a Registration Rights Agreement between the Company and FP Hypercom Holdco, LLC, an affiliate of FP II.

     In connection with his appointment, Mr. Ludwig will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are summarized in the Company’s Definitive Proxy Statement as filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2010.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the adoption of the Rights Agreement, the Company filed a Certificate of Designation of the Series A Junior Participating Preferred Stock with the State of Delaware on September 30, 2010 attached hereto as Exhibit 3.1. The terms of the Series A Junior Participating Preferred Stock are described in Item 1.01 above, which is incorporated herein by reference.

Item 8.01	Other Events.
     On September 27, 2010, the Company’s Board of Directors received and unanimously rejected an unsolicited, non-binding proposal from VeriFone Systems, Inc. (“Verifone”). The letter proposed to acquire all of the outstanding common shares of the Company for $5.25 per share in cash.
     The Board of Directors thoroughly reviewed VeriFone’s unsolicited proposal with the assistance of its independent financial and legal advisors and unanimously concluded that the proposal significantly undervalues the Company and its future prospects and is not in the best interests of stockholders. The Company believes that VeriFone’s proposal is opportunistic and intended to disrupt the Company’s business.
     The letter from Verifone to the Company’s Board of Directors dated September 27, 2010, a form of letter to the Company’s customers dated September 30, 2010, a form of letter to the Company’s employees dated September 30, 2010, and a form of letter to the Company’s suppliers dated September 30, 2010 are attached hereto as Exhibit 99.2, Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
       (d)     Exhibits.

3.1	Certificate of Designation of the Series A Junior Participating Preferred Stock.

4.1	Form of Rights Agreement between the Company and Computershare Trust Company, N.A. as Rights Agent (including as Exhibit A the form of Certificate of Designation of the Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock of Hypercom Corporation).

99.1	Press Release, dated September 30, 2010.

99.2	Letter from Verifone to the Board of Directors, dated September 27, 2010.

99.3	Form of Letter to the Company’s Customers, dated September 30, 2010.

99.4	Form of Letter to the Company’s Employees, dated September 30, 2010.

99.5	Form of Letter to the Company’s Suppliers, dated September 30, 2010.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 30, 2010	HYPERCOM CORPORATION

	By:	/s/ Douglas J. Reich Douglas J. Reich
Senior Vice President, General Counsel, Chief
Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of the Series A Junior Participating Preferred Stock.

4.1	Form of Rights Agreement between the Company and Computershare Trust Company, N.A. as Rights Agent (including as Exhibit A the form of Certificate of Designation of the Series A Junior Participating Preferred Stock, as Exhibit B the form of Right Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock of Hypercom Corporation).

99.1	Press Release, dated September 30, 2010.

99.2	Letter from Verifone to the Board of Directors, dated September 27, 2010.

99.3	Form of Letter to the Company’s Customers, dated September 30, 2010.

99.4	Form of Letter to the Company’s Employees, dated September 30, 2010.

99.5	Form of Letter to the Company’s Suppliers, dated September 30, 2010.